FISKER INC. COMPENSATION CLAWBACK POLICY (Adopted and approved on August 4, 2023 and effective as of August 4, 2023) 1. Purpose Fisker Inc. (collectively with its subsidiaries, the “Company”) is committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, the Company has adopted this Compensation Clawback Policy (this “Policy”). This Policy is designed to comply with Section 10D of the Exchange Act. Refer to Section 11 below for the definitions of capitalized terms used throughout this Policy. 2. Recoupment If the Company is required to undertake a Restatement, then the Company shall recover, reasonably promptly, all Recoverable Compensation from any Covered Person during the Applicable Period (including those Covered Persons who are not Executive Officers at the time of the Restatement), unless the Compensation Committee determines it Impracticable to do so, after exercising a normal due process review of all the relevant facts and circumstances. Such recovery shall be made without regard to any individual knowledge or responsibility related to the Restatement or the Recoverable Compensation. Further, if the achievement of one or more Financial Reporting Measures was considered in determining the Incentive-Based Compensation Received by a Covered Employee, but the Incentive-Based Compensation was not paid or awarded on a formulaic basis, the Compensation Committee will in its good faith discretion determine the amount of any Recoverable Compensation that must be recouped with respect thereto. The Compensation Committee has sole discretion to administer this Policy and, subject to applicable law, may seek to recoup such Recoverable Compensation by requiring any Covered Person to repay such amount to the Company; an adjustment to future cash or equity-based compensation payments or awards; by set-off of a Covered Person’s other compensation; or by such other means or combination of means as the Compensation Committee, in its sole discretion, determines to be appropriate. 3. Other Actions In addition, the Compensation Committee may, in its sole discretion and in the reasonable exercise of its business judgment, determine whether and to what extent additional action is appropriate to address the circumstances surrounding a Restatement to minimize the likelihood of any recurrence and to impose such other discipline as it deems appropriate. 4. No Indemnification or Reimbursement Notwithstanding the terms of any other policy, program, agreement or arrangement, in no event will the Company or any of its affiliates indemnify or reimburse a Covered Person for any loss under this Policy and in no event shall the Company or any of its affiliates pay premiums on any insurance policy that would cover a Covered Person’s potential obligations with respect to Recoverable Compensation under this Policy. 5. Administration of Policy The Compensation Committee shall have full authority to administer this Policy. Actions of the Compensation Committee pursuant to this Policy shall be taken by the vote of a majority of its members. The Compensation Committee shall, subject to the provisions of this Policy, make such determinations and interpretations and take such actions in connection with this Policy as it deems necessary, appropriate or advisable. All determinations and interpretations made by the Compensation Committee shall be final, binding and conclusive.

2 6. Acknowledgement by Covered Persons The Company shall provide notice and seek written acknowledgement of this Policy from each Executive Officer, provided that the failure to provide such notice or obtain such acknowledgement shall have no impact on the applicability or enforceability of this Policy. 7. Other Laws The remedies under this Policy are in addition to, and not in lieu of, any legal and equitable claims the Company or any of its affiliates may have or any actions that may be imposed by law enforcement agencies, regulators, administrative bodies or other authorities. Further, the exercise by the Compensation Committee of any rights pursuant to this Policy shall be without prejudice to any other rights that the Company or the Compensation Committee may have with respect to any Executive Officer or other Covered Person subject to this Policy. To the extent applicable, this Policy will be administered in a manner that complies with applicable law and listing exchange requirements and shall be interpreted and construed accordingly. 8. Amendment; Termination The Board or the Compensation Committee may amend or terminate this Policy at any time. 9. Interpretation; Enforcement In the event of a Restatement, this Policy will be interpreted and enforced, and appropriate disclosures and other filings with respect to this Policy will be made, in accordance with Rule 10D-1 of the Securities Exchange Act of 1934, as amended, and the Company’s applicable exchange listing standards. 10. Effectiveness Except as otherwise determined in writing by the Compensation Committee, this Policy shall apply to any Incentive-Based Compensation that is Received by Covered Persons prior to or following the effectiveness of this Policy. 11. Definitions As used in this Policy, the following definitions apply: “Applicable Period” means the three completed fiscal years of the Company immediately preceding the earlier of (i) the date the Board, a committee of the Board, or the officer or officers of the Company authorized to take such action if Board action is not required, concludes (or reasonably should have concluded) that a Restatement is required or (ii) the date a regulator, court or other legally authorized entity directs the Company to undertake a Restatement. The “Applicable Period” also includes any transition period (that results from a change in the Company’s fiscal year) within or immediately following the three completed fiscal years identified in the preceding sentence. “Board” means the Board of Directors of the Company. “Compensation Committee” means the Company’s committee of independent directors responsible for executive compensation decisions, or in the absence of such a committee, a majority of the independent directors serving on the Board. “Company” has the meaning set forth in Section 1. “Covered Person” means any person who is, or was at any time, during the Applicable Period, an Executive Officer of the Company. For the avoidance of doubt, Covered Person may include a former Executive Officer

3 that left the Company, retired, or transitioned to an employee role (including after serving as an Executive Officer in an interim capacity) during the Applicable Period. “Executive Officer” means the Company’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policy-making function, or any other person (including an officer of the Company’s parent(s) or subsidiaries) who performs similar policy-making functions for the Company. “Financial Reporting Measure” means a measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements (including “non-GAAP” financial measures, such as those appearing in the Company’s earnings releases or Management Discussion and Analysis), and any measure that is derived wholly or in part from such measure. Examples of Financial Reporting Measures include measures based on: revenues, net income, operating income, financial ratios, EBITDA, liquidity measures, return measures (such as return on assets), profitability of one or more segments, sales per square foot, same store sales, revenue per user, and cost per employee. Stock price and total shareholder return are also Financial Reporting Measures. “Impracticable.” The Compensation Committee may determine in good faith that recovery of Recoverable Compensation is “Impracticable” if: (i) pursuing such recovery would violate applicable law and the Company provides an opinion of counsel to that effect to the Company’s listing exchange; (ii) the direct expense paid to a third party to assist in enforcing this Policy would exceed the Recoverable Compensation and the Company has (A) made a reasonable attempt to recover such amounts and (B) provided documentation of such attempts to recover to the Company’s applicable listing exchange; or (iii) recovery would likely cause an otherwise tax- qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of the Internal Revenue Code of 1986, as amended. “Incentive-Based Compensation” means any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure. Incentive-Based Compensation does not include any base salaries (except with respect to any salary increases earned wholly or in part based on the attainment of a Financial Reporting Measure performance goal); bonuses paid solely at the discretion of the Compensation Committee or Board that are not paid from a “bonus pool” that is determined by satisfying a Financial Reporting Measure performance goal; bonuses paid solely upon satisfying one or more subjective standards and/or completion of a specified employment period; non-equity incentive plan awards earned solely upon satisfying one or more strategic measures or operational measures; and equity awards that vest solely based on the passage of time and/or attaining one or more non-Financial Reporting Measures. “Policy” has the meaning set forth in Section 1. “Received.” Incentive-Based Compensation is deemed “Received” in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive-Based Compensation award is attained, even if the payment or grant of the Incentive-Based Compensation occurs after the end of that period. “Recoverable Compensation” means the amount of any Incentive-Based Compensation (calculated on a pre- tax basis) Received by a Covered Person during the Applicable Period that is in excess of the amount that otherwise would have been Received if the calculation were based on the Restatement. For the avoidance of doubt, Recoverable Compensation does not include any Incentive-Based Compensation Received by a person (i) before such person began service in a position or capacity meeting the definition of a “Covered Person,” (ii) if such person did not meet the definition of a “Covered Person” at any time during the Applicable Period, or (iii) during any period the Company did not have a class of its securities listed on a national securities exchange or a national securities association. For the avoidance of doubt, Recoverable Compensation may include Incentive-Based Compensation Received by a person while serving as an employee if such person previously served as an Executive Officer and then transitioned to an employee role. For the avoidance of doubt, if the subject Incentive-Based Compensation (calculated on a pre-tax basis) was based on stock price or total shareholder return, where the Recoverable Compensation is not subject to mathematical recalculation directly

4 from the information in a Restatement, the Recoverable Compensation must be based on a reasonable estimate of the effect of the Restatement on the stock price or total shareholder return upon which the Incentive-Based Compensation was Received, and documentation of such reasonable estimate must be provided to the Company’s applicable listing exchange. “Restatement” means an accounting restatement of any of the Company’s financial statements filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, due to the Company’s material noncompliance with any financial reporting requirement under U.S. securities laws, regardless of whether Company or Covered Person misconduct was the cause for such restatement. “Restatement” includes any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements (commonly referred to as “Big R” restatements), or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (commonly referred to as “little r” restatements).